STRONG SOLUTIONS, INC

A Nevada Corporation

PROXY CARD FOR SPECIAL MEETING OF SHAREHOLDERS

To Be Held on March 22, 2021

The undersigned shareholder of record of STRONG SOLUTIONS, INC, a Nevada Corporation (the “Company”), hereby appoints Eric Stevenson as proxy to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders to be held March 22, 2021 at 9:00AM, Pacific Standard Time, at 102 N. Curry Street Carson City, NV 89703 USA, or any adjournments or postponements thereof upon the matters listed herein and in their discretion upon such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS FOLLOWS:

1.In regard to the proposed election of new directors and removal without prejudice of Andrii Guzii as Director, President and Treasurer, and to nominate each of the following persons as a candidate for election as director of the Company.

Eric Stevenson, David Anderson and Oscar Kaalstad

Each person(s) named herein as my appointed proxy is hereby granted full and complete authority and discretion to act on my behalf and to vote shares in the election of new directors of the Company.

CHECK ONE OF THE FOLLOWING AND RETURN THIS DOCUMENT

	FOR	AGAINST	ABSTAIN

Eric Stevenson
David Anderson
Oscar Kaalstad

Removal of Andrii Guzii as a Director and Officer

FOR	AGAINST	ABSTAIN

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THIS PROXY STATEMENT AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY VIA U.S. MAIL TO STRONG SOLUTIONS INC, 102 N. CURRY STREET, CARSON CITY, NV 89703 USA.

Signature	Date

Print Name

Please sign above exactly as your name appears on your share certificate. If shares are registered in more than one name, all such persons should sign. A Corporation should sign in its full corporate name by a duly authorized officer, state his/her title as such. Trustee(s), guardians(s), executor(s), and administrator(s) should sign in their official capacity, giving their full title as such. If a partnership, please in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign, and return all such cards to STRONG SOLUTIONS INC., 102 N. Curry Street, Carson City, NV 89703 USA.